UNITED STATES


                       SECURITIES AND EXCHANGE COMMISSION


                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 26, 2006


                                 ASAP SHOW, INC.


             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    001-51554
                            (Commission File Number)

                                   20-2934409
                        (IRS Employer Identification No.)

                  4349 Baldwin Ave., Unit A, El Monte, CA 91731
               (Address of principal executive offices)(Zip Code)

                                 (626) 636-2530
               Registrant's telephone number, including area code



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Section 5 - Corporate Governance and Management

   ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS

         (d) On August 26, 2006, Alvin S. Mirman was appointed to the Board of Directors of ASAP Show, Inc., a Nevada corporation (the "Company").

         Mr. Mirman, a CFA, was founder, chief operating officer President and Chairman of US Capital Partners, Inc. from 2002 until January of 2006. Previously, he founded First Level Capital in 1998 where he was chief operating officer and Chairman until the firm merged with vFinance in 2001. Since the merger, he has been FinOp and research director for vFinance. He is licensed Series 3, 4, 7, 24, 27 and 65. From May 1997 until August 1998, Mr. Mirman was a partner at Grady & Hatch where he served as Vice President and CFO. At Commonwealth Associates, he was Director of Research, and member of both the Executive and Commitment Committees from August 1994 until June 1997. From 1987 to 1994, Mr. Mirman was at Gruntal & Company and specialized in the telecommunications industry. Prior to that time, from 1983 through 1987, he was a Vice President at E.F. Hutton. Mr. Mirman was the host of a nationwide TV show, "Wall Street Today" where he interviewed top management about their companies. Mr. Mirman is widely quoted in various publications including the Wall Street Journal, Bloomberg Financial, CNBC and Forbes. He has been a member of the New York Society of Securities Analysts for the past 30 years.


         The Company does not currently maintain any committees of the board of directors.

         The Company has not had any transactions involving in excess of $60,000 with Mr. Mirman.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ASAP SHOW, INC.
                                                    (Registrant)


                                            /s/  Frank Yuan
                                            ------------------------------------
                                            By: Frank Yuan
                                            Its: President and CEO

                                            Date: September 8, 2006